UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) January 22, 2018

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (574) 294-7511

(Former name or former address if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Indenture and the Notes

On January 22, 2018, Patrick Industries, Inc. (the “Company”) issued $150 million aggregate principal amount of 1.00% Convertible Senior Notes due 2023 (the “Initial Notes”) and an additional $22.5 million aggregate principal amount of 1.00% Convertible Senior Notes due 2023 (the “Option Notes,” and together with the Initial Notes, the “Notes”) due to the initial purchasers’ exercise in full of their over-allotment option. The Notes were issued pursuant to the Indenture, dated as of January 22, 2018 (“Indenture”), between the Company and U.S. Bank National Association, as Trustee. The net proceeds from the issuance of the Notes were approximately $167.0 million, after deducting the initial purchasers’ discounts and commissions and estimated expenses.

Under the Indenture, the Notes will be senior unsecured obligations of the Company and will pay interest semi-annually on February 1 and August 1 of each year at an annual rate of 1.00%. The Notes will mature on February 1, 2023 unless earlier repurchased or converted in accordance with their terms. The Notes are convertible, in certain circumstances and subject to certain conditions, into cash, shares of common stock of the Company, or a combination thereof, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 11.3785 shares of common stock of the Company (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $87.89 per share of the Company’s common stock.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding August 1, 2022 in principal amounts equal to $1,000 or an integral multiple thereof, only if one or more of the following conditions has been satisfied:

●	during any calendar quarter (and only during such calendar quarter) commencing after June 30, 2018 if, for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on, and including, the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock for such trading day is equal to or greater than 130% of the applicable conversion price on such trading day;

●

during the five consecutive business day period immediately following any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which, for each trading day of the measurement period, the “Trading Price” (as defined in the Indenture) per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock for such trading day and the applicable conversion rate on such trading day; or

●	upon the occurrence of specified corporate transactions described in the Indenture.

On and after August 1, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder may convert all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, regardless of the foregoing circumstances.

If the Company undergoes a fundamental change, as described in the Indenture, subject to certain conditions, a holder will have the option to require the Company to repurchase all or a portion of its Notes for cash. The fundamental change repurchase price will equal 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case the Company will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased). In addition, upon the occurrence of a “Make-Whole Fundamental Change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that converts its Notes in connection with such Make-Whole Fundamental Change.

The Indenture provides for customary events of default. If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference in this Item 3.02.

As described in Item 1.01 of this Current Report on Form 8-K, on January 22, 2018, the Company issued an aggregate of $172.5 million principal amount of Notes to the initial purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and the initial purchasers relied, in connection with the initial resale of the Notes, on the exemption from registration under the Securities Act provided by Rule 144A under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture (including Form of Note) with respect to the Company’s 1.00% Convertible Senior Notes due 2023, dated as of January 22, 2018, between Patrick Industries, Inc. and U.S. Bank National Association, as trustee

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: January 24, 2018	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President- Finance and Chief Financial Officer

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